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                                                                   Exhibit 10.51

                                 LOAN AGREEMENT

      This LOAN AGREEMENT (this "Agreement") is made and entered into by and between DREW SCIENTIFIC, INC., a Texas corporation ("Borrower"), and TEXAS MEZZANINE FUND INC., a Texas corporation ("Lender").

      Borrower has applied to Lender for a loan in the principal amount of Five Hundred Fifty-Eight Thousand and No/100 Dollars ($558,000.00) (the "Loan"). In consideration of the mutual covenants and agreements herein contained, Lender and Borrower agree as follows:

                                   WITNESSETH:

      1.00. Definitions The terms used in this Agreement shall have the following meanings:

      1.01. Casualty Insurance Policies shall mean fire insurance, comprehensive property damage, public liability, worker's compensation, and other insurance deemed necessary or otherwise required by Lender. Each of the Casualty Insurance Policies shall name Lender as an additional insured and shall be specifically endorsed to provide for at least thirty (30) days prior written notice to Lender of cancellation or modification thereof. The insurance provisions of this Agreement are cumulative of any insurance provisions contained in the Security Instrument.

      1.02. Collateral shall mean the Personal Property and the benefits payable pursuant to an assignment of Life Insurance Policy.

      1.03. Governmental Authority shall mean any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

      1.04. Guarantor shall mean, jointly and severally, Keith Raymond Drew and Drew Scientific Group, PLC.

      1.05. Guaranty shall mean a guaranty agreement duly executed by the Guarantor, whereby the Guarantor, primarily and unconditionally, guarantees to Lender payment of the Loan and performance of Borrower's obligations under the Loan Documents.

      1.06. Legal Requirements shall mean (a) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any guarantor or the Collateral, including, but not limited to, those respecting the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (b) Borrower's organizational documents, (c) any and all leases and other contracts (written or oral) of any nature to which Borrower or any guarantor may be bound, and (d) any and all restrictions, reservations, conditions, easements or other covenants or agreements of record affecting the Collateral.

      1.07. Life Insurance Policy shall mean a life insurance policy upon Keith Raymond Drew, with an insurance company satisfactory to Lender, in an amount of not less that $558,000.00 for such policy. The Life Insurance Policy shall be specifically endorsed to provide at least thirty (30) days prior written notice to Lender of cancellation or modification thereof.

      1.08. Loan Documents shall include this Agreement, the Note (including all renewals, extensions, modifications and rearrangements thereof), the Security Instrument and all other instruments contemplated to be executed pursuant to or in connection with the Loan.

      1.09. Note shall mean that certain Promissory Note in the stated principal amount of $558,000.00, in the form and substance as prescribed by Lender, and all renewals, extensions and rearrangements thereof or substitutions

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therefore, permitted by the Lender, duly executed by Borrower. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Agreement.

      1.10. Personal Property shall mean all of the following property Borrower now or later owns or has an interest in, wherever located:

            (a) All Accounts, Chattel Paper, contract rights, Documents, Instruments, Deposit Accounts and General Intangibles.

            (b) All Equipment and Fixtures.

            (c) All Inventory.

            (d) All Goods, Instruments, Documents, Investment Property, money or other property which are now or later in possession or control of Lender, or as to which Lender now or later controls possession.

            (e) All additions, accessions, attachments, replacements, substitutions, amendments, modifications, extensions, renewals, enlargements, products, Proceeds, income, interest, profits and distributions of or relating to the foregoing.

            (f) All books of account, customer lists and other Records relating in any way to the foregoing.

All terms capitalized above shall have the meanings assigned to them in the Uniform Commercial Code of the State of Texas.

      1.11. Security Agreement shall mean that certain Security Agreement covering the Personal Property and securing the Note and all other debts, obligations and liabilities of every kind and character of Borrower now or hereafter existing in favor of Lender, duly executed by Borrower and such others (if any) as shall be required to create a security interest in the Personal Property.

      1.12. Security Instrument shall mean the Security Agreement.

      2.00. LOAN COMMITMENT AND REPAYMENT. Subject to the terms and provisions of this Agreement:

      2.01. Loan Commitment. Lender agrees to loan Borrower, and Borrower agrees to borrow from Lender, the amount of Five Hundred Fifty-Eight Thousand and No/100 Dollars ($558,000.00). Lender agrees to make the Loan to Borrower in advances subject to and in accordance with the terms and conditions of this Agreement. Lender's commitment to lend shall expire and terminate (a) on April 30, 2004; or (b) at Lender's option in the event of an Event of Default. The Loan is not revolving. An amount repaid may not be reborrowed. Interest on the sums advanced under the Loan shall accrue at the rate of 8.0% per annum (subject to annual adjustment as provided for in the Note) and shall be calculated at a daily rate equal to 1/360th of the annual percentage rate, based on the actual number of days elapsed. Borrower shall execute and deliver to Lender the Note to evidence Borrower's obligation to repay the Loan.

      2.02. Security, Payment of the indebtedness evidenced by the Note and the other Loan Documents shall be secured by the Security Instrument and the liens, security interests and collateral assignments created or evidenced by the other Loan Documents and guaranteed by the Guarantor.

      2.03. Required Documentation. Borrower and Lender agree that prior to any advance of Loan proceeds, Lender shall have received (a) the Note, the Security Instrument and all other Loan Documents appropriately executed by Borrower and all other proper parties, (b) a waiver of any landlord's lien upon any of the Personal Property, (c) an agreement with the holder of any lien or security interest on the Collateral (without hereby implying the consent of Lender to the existence or creation of a such lien or security interest) regarding the priority of liens and security interests on the Collateral, (d) a subordination agreement from Guarantors regarding the payment of any debts due by Borrower,

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and (e) as part of the consideration for making the Loan, a revenue participation agreement granting Lender the right to participate in certain revenues generated by Borrower's business operations.

      2.04. Conditions Precedent To Loan Advances.

            (a) At least five (5) business days before the requested date of an advance of Loan proceeds, Borrower shall deliver an Advance Request to Lender. Borrower shall be entitled to an advance only in an amount approved by Lender in accordance with the terms of this Agreement and the Loan Documents. An "Advance Request" means a properly completed and executed written application by Borrower to Lender, in a form approved by Lender, setting forth the amount of Loan proceeds desired, together with such schedules, affidavits, statements, invoices, bills, and other documents, certificates and information required by Lender. Lender shall make the requested advance to Borrower on a business day within five (5) business days after satisfaction of all applicable conditions of this Agreement and the Loan Documents. Lender's obligation to make any advances under this Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (a) all representations and warranties made to Lender by Borrower and any of the guarantors in this Agreement and the other Loan Documents shall be true and correct, as of and as if made on the date of such advance, (b) no material adverse change in the financial condition of Borrower or any of the guarantors since the effective date of the most recent financial statements furnished to Lender by Borrower or any of the guarantors shall have occurred and be continuing, and (c) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default, Each Advance Request, and Borrower's acceptance of any advance, shall be deemed to ratify and confirm that all representations and warranties in the Loan Documents remain true and correct as of the date of the Advance Request and the advance, respectively. Advances may also be made, in addition to other methods contemplated herein, at Lender's option, by direct or joint check payment to any or all vendors or other persons entitled to payment for work or services performed or materials or goods furnished in connection with the Advance Request.

            (b) Borrower and Lender agree that the first advance of Loan proceeds hereunder shall consist of (i) the amounts necessary to renew and extend the unpaid indebtedness evidenced by that certain Promissory Note dated August 3,1999, in the stated principal amount of $500,000.00, executed by MWI, Inc. (now known as Borrower pursuant to those certain Articles of Amendment to the Articles of Incorporation of MWI, Inc. filed with the Texas secretary of State's Office on November 7, 2002) and payable to the order of the Lender, and (ii) an amount not to exceed $245,000.00. Borrower and Lender further agree that the second advance of Loan proceeds hereunder shall be in an amount not to exceed $100,000.00. Subsequent advances of Loan proceeds hereunder shall be made pursuant to
      Section 2.04(a) above.

      3.00. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants that:

      3.01. Organization. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and all other states where it is doing business, and has all requisite power and authority to execute and deliver this Agreement and the other Loan Documents.

      3.02. Due Execution of Loan Documents. This Agreement, the Note, the Security Instrument and the other Loan Documents have been or will be duly executed, issued and delivered by Borrower and constitute or, when executed and delivered to Lender, will constitute valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms.

      3.03. Consent Not Required. No consent of any person and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution and delivery of this Agreement, the Note, the Security Instrument and the other Loan Documents to which Borrower is a party.

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      3.04. No Conflict. The execution and delivery of this Agreement, the Note, the Security Instrument and the other Loan Documents, the consummation of the transactions contemplated therein, and the compliance by Borrower with this Agreement, the Note, the Security Instrument and the other Loan Documents, will not conflict with, violate or result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower's or any of any guarantor's property other than the lien and security interest created by the Loan Documents.

      3.05. No Pending or Threatened Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower, any guarantor or the Collateral.

      3.06. Financial Matters. Borrower is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, bankruptcies or court actions which could render Borrower insolvent or bankrupt. There has not been filed by or against Borrower a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, a trustee, custodian or liquidator with respect to Borrower or any substantial portion of Borrower's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the United States Bankruptcy Code or any state law. All reports, statements and other data or applications for credit supplied to Lender by or on behalf of Borrower or any guarantor prior to, contemporaneously with or subsequent to the execution of this Agreement are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. Any and all financial statements and applications for credit have been prepared in accordance with generally accepted accounting practices consistently applied, and fully and accurately present the financial condition of the subject thereof as of the date thereof and no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof.

      3.07. No Existing Violation or Default. Borrower is not in violation of or in default with respect to any existing Legal Requirement, the payment of any indebtedness or the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness.

      3.08. No Verbal Agreements. Borrower has not made any verbal or written contract or arrangement of any kind, the occurrence, performance or recordation of which would give rise to a lien or security interest in the Collateral.

      3.09. Taxes. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, including, without limitation, any and all payroll taxes, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

      3.10. Compliance with Applicable Laws. The location, construction, occupancy, operation and use of the Collateral and the intended use thereof by Borrower comply with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions (all of the foregoing hereinafter sometimes collectively referred to as "Applicable Laws"). Borrower has obtained all requisite zoning, utility, building, health and operating permits from the applicable Governmental Authority.

      3.11. Encumbrances. Borrower has good and marketable title to the Collateral. The Collateral is free and clear from all liens, security interests and encumbrances except the liens, security interests and encumbrances, if any, set forth on Exhibit "B" attached hereto and made a part hereof.

      4.00. AFFIRMATIVE COVENANTS AND AGREEMENTS OF BORROWER. Until the Note and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, Borrower covenants and agrees with Lender as follows:

      4.01. Access to Records. Borrower shall maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to visit its properties and installations

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to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times. Further, Borrower shall furnish Lender with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

      4.02. Insurance. Borrower shall maintain and comply with all terms of the Casualty Insurance Policies and the Life Insurance Policy until the Loan is paid in full. Borrower shall furnish renewal policies or certificates thereof at least thirty (30) days prior to the expiration date of any policy. Borrower shall cause the premiums on the Casualty Insurance Policies and Life Insurance Policy to be paid as and when due, and shall deliver to Lender receipts evidencing payment thereof.

      4.03. Proceedings Affecting Loan. Lender may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Loan, the Collateral or the respective rights and obligations of Lender and Borrower pursuant to this Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.

      4.04. Further Assurances. Borrower will execute, re-execute and/or initial any such document or instrument as may be requested by Lender in order to (a) correct any errors or omissions in the Loan Documents, whether such error or omission is due to the unilateral mistake of Lender, mutual mistake on the part of Lender and Borrower or any guarantor, clerical mistake, calculation error, computer malfunction, printing error or similar error, (b) carry out the intent of the Loan Documents, or (c) perfect or give further assurances of any of the rights, titles, liens or security interests granted or provided for in any of the Loan Documents. Borrower further agrees that Lender shall not be liable to Borrower for any damages incurred by Borrower that are directly or indirectly caused by any such mistake, error or omission.

      4.05. Payment of Taxes. Borrower shall pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes; governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Upon the request of Lender, Borrower shall furnish Lender with receipts of tax statements marked "Paid" to evidence the payment of all taxes levied on the Collateral on or before ten (10) days prior to the date such taxes become delinquent; provided that Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Borrower shall not be deemed in default hereunder if Borrower shall diligently prosecute such contest in a manner not prejudicial to the rights, liens and security interests of Lender and Borrower takes such actions as Lender deems necessary to adequately provide for the payment of the asserted tax or assessment with interest, costs and penalties. Lender shall have the right (but shall have no obligation) to take, at any time, in its name or in the name of Borrower, such action as Lender may at any time determine to be necessary or advisable to cure any default or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability for any action so taken by it or on its behalf if such action shall prove to be inadequate or invalid. Borrower agrees that any expense (including, but not limited to, attorneys fees) incurred by Lender in connection with any such action shall become part of the indebtedness evidenced and secured by the Loan Documents.

      4.06. Reporting Requirements. Borrower shall provide Lender:

            (a) As soon as possible and in any event within two (2) days after the occurrence of each Event of Default, as defined herein, or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, the written statement of a representative of Borrower satisfactory to Lender setting forth the details of such Event of Default or event and the action which Borrower proposes to take with respect thereto;

            (b) As soon as available, and in any event within forty-five (45) days after the end of each month (provided that Borrower shall have seventy-five (75) days after the last month of Borrower's fiscal year),

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      financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, and including, but not limited to, a balance sheet and income statement of Borrower as of the end of such quarter, all in form and substance and in reasonable detail satisfactory to Lender;

            (c) Contemporaneously with each financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

            (d) As soon as available, and in any event within thirty (30) days of release, a copy of Borrower's annual audit;

            (e) As soon as available, and in any event within thirty (30) days of filing, copies of filed tax returns for the applicable taxing period;

            (f) Within forty-five (45) days after the end of each month, a current aging analysis of Borrower's accounts receivable and accounts payable, in form and substance satisfactory to Lender;

            (g) Within forty-five (45) days after the end of each month, a copy of Borrower's Borrowing Base Report and Compliance Certificate provided to Bank of America;

            (h) Notice of (i) any and all material adverse changes in Borrower's financial condition, (ii) all claims made against Borrower which could materially affect the financial condition of Borrower, and (iii) any change in the management (e.g., president, chief Financial officer, etc.) of Borrower;

            (i) Upon demand of Lender, evidence of payment of all assessments, taxes, charges, levies, liens and claims on or against Borrower's properties, income or profits, and authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income or profits; and

            (j) Such other information respecting the business, properties or condition or the operations, financial or otherwise, of Borrower and/or any guarantor as Lender may from time to time request.

      4.07. Compliance with Loan Documents. Borrower shall use the proceeds of the Loan for (a) working capital, and (b) to refinance Borrower's existing debts to Lender. Borrower shall perform and comply with all terms, conditions, and provisions set forth in this Loan Agreement and in all other instruments and agreements between Borrower and Lender, including without limitation, the other Loan Documents.

      4.08. Conduct of Business. Borrower shall conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all Legal Requirements.

      5.00. NEGATIVE COVENANTS. Until the Note and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, Borrower will not, without the prior written consent of Lender:

            (a) make any material change in the nature of its business as carried on as of the date hereof;

            (b) liquidate, merge or consolidate with or into any other entity;

            (c) sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business;

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            (d) create, incur or assume any lien or encumbrance on any of its assets or properties, including without limitation, the Collateral, except as may be expressly permitted hereunder;

            (e) create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) indebtedness to Lender, (ii) existing indebtedness as of the date hereof and disclosed in writing to Lender, (iii) trade debt incurred in the ordinary course of business, or
      (iv) purchase money financing; or

            (f) relocate its offices or conduct its primary business operations from a location other than at the address set forth for notices in section
      8.05 below.

            (g) advance, pay, remit or distribute funds to any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

      6.00. INDEMNITY. Borrower hereby agrees to indemnify, defend at its sole cost and expense and hold Lender and its successors and assigns harmless from and against and to reimburse Lender with respect to, any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including without limitation attorney's fees and court costs) of any and every kind of character, known or unknown, fixed or contingent, asserted against or incurred by Lender at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of Borrower set forth herein, (b) the failure of Borrower, in whole or in part, to perform any obligation required in any Loan Document to be performed by Borrower; and (c) the ownership, construction, occupancy, operation, use and maintenance of the Collateral. This indemnity applies, without limitation, to any violation of any applicable environmental law and any and all matters arising out of any act, omission, event or circumstance presently existing or hereafter arising (including without limitation the presence on the Collateral or release from the Collateral of hazardous substances or solid waste disposed of or otherwise released), regardless of whether the act, omission, event or circumstance constituted a violation of any applicable environmental law at the time of its existence or occurrence.

      7.00. EVENTS OF DEFAULT AND REMEDIES.

      7.01. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

            (a) The failure of Borrower to pay the principal of or interest on the Note as and when the same becomes due and payable in accordance with the terms of the Note, and such failure shall continue for a period of ten
      (10) days after receipt of written notice from Lender specifying such failure, provided, however, that Lender shall be obligated to give only one (1) such notice in a calendar year and, after the giving of such one notice, Lender shall be entitled to exercise its remedies upon any subsequent default occurring within such calendar year without any requirement of notice;

            (b) The failure of Borrower or any other party to perform any of the covenants, obligations or agreements contained in this Agreement, the Note, the Security Instrument or any of the other Loan Documents, other than as set forth in Subsection 7.01 (a) above, and such failure shall continue for a period of thirty (30) days after receipt of written notice from Lender specifying such failure;

            (c) The occurrence of a default or event of default under any of the Loan Documents other than as set forth in Subsections 7.01 (a) and (b) above;

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            (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any general partner in Borrower has incurred any debt or other liability to any person or entity, including Lender.

            (e) Any representation contained herein or in any other Loan Document by Borrower or any guarantor is false or misleading in any material respect;

            (f) Any report, certificate, financial statement or other instrument furnished by or on behalf of Borrower or any guarantor any time is knowingly false and misleading in any material respect;

            (g) Any substantial damage to or destruction of the Collateral shall occur so that, in the opinion of Lender, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time;

            (h) If Borrower or any guarantor is an entity, the liquidation, dissolution, merger, consolidation, forfeiture of the corporate charter or revocation or withdrawal of the certificate of authority of any such entity;

            (i) If Borrower or any guarantor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within thirty (30) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession;
      (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or
      (vi) fails to pay within thirty (30) days any final money judgment against such party;

            (j) The holder of any lien or security interest on the Collateral (without hereby implying the consent of Lender to the existence or creation of a such lien or security interest) declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

            (k) If any lien granted under the Loan Documents becomes invalid, unenforceable, or is not, or ceases to be, a perfected lien in favor of Lender against any asset which it is intended to encumber;

            (l) If Borrower shall cease to conduct business or materially changes the nature of its business operations and activities as existing on the date hereof;

            (m) If there shall occur a material adverse change in the assets, liability, financial condition or business operation of Borrower or any guarantor.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

      7.02. General Remedies of Lender. Upon the occurrence of any Event of Default, Lender shall have the right, at its option, without notice or demand upon Borrower or any other party (except as expressly provided for herein or by applicable law) to do the following: (a) declare the unpaid balance of the Loan (including all principal thereof and

LOAN AGREEMENT - Page 8
all interest then accrued thereon) to be immediately due and payable; (b) cease further advances under the Loan; (c) enter and take possession of the Collateral to the exclusion of Borrower; and/or (d) enforce or avail itself of any and all remedies provided in any of the Loan Documents, at law or equity.

      7.03. Waiver by Borrower. Borrower and all other parties liable for the indebtedness and obligations set forth in the Note and the Loan Documents, hereby expressly waive demand, notice of intent to demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, and diligence in collection.

      7.04. Remedies Cumulative. All powers, rights and remedies of Lender set forth in this Agreement shall be cumulative and not exclusive of any other power, right or remedy available to Lender under this Agreement, the other Loan Documents or at law or in equity to enforce the performance or observance of the covenants and agreements contained in this Agreement and the other Loan Documents, and no delay or omission of Lender to exercise any power, right or remedy accruing to Lender shall impair any such power, right or remedy, or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Every power, right and remedy of Lender set forth in this Agreement, the other Loan Documents or afforded by law may be exercised from time to time, and as often as may be deemed expedient, by Lender.

      8.00. MISCELLANEOUS PROVISIONS.

      8.01. Form and Execution of Documents. Each written instrument and Loan Document required by this Agreement or any of the other Loan Documents to be furnished to Lender shall be furnished to Lender in one or more copies as required by Lender and shall in all respects be in form and substance satisfactory to Lender and to its legal counsel.

      8.02. Controlling Agreement. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed interest computed at the Maximum Rate (as defined below). If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of interest computed at the Maximum Rate, the interest payable to Lender shall be reduced to interest computed at the Maximum Rate; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed interest computed at the Maximum Rate. This section shall control all agreements between Borrower and Lender. The term "Maximum Rate" shall mean the highest lawful rate of interest applicable to the loan transaction evidenced by the Note taking into account whichever of applicable federal law or Texas law permits the higher rate of interest, and after also taking into consideration all compensation deemed interest under applicable law.

      8.03. Severability. In the event any provision of this Agreement is declared or adjudged to be unenforceable or unlawful, then such unenforceable or unlawful provision shall be excised herefrom, and the remainder of this Agreement not so affected, together with all rights and remedies granted hereby, shall continue and remain in full force and effect as though such unlawful or unenforceable provision had never been contained therein.

      8.04. No Waiver. No course of dealing between Lender and Borrower, nor any delay on the part of Lender in exercising any rights hereunder or under any of the other Loan Documents, nor any failure of Lender at any time to enforce any provision of this Agreement or any of the other Loan Documents, shall operate as a waiver of any rights of Lender, except to the extent, if any, expressly waived in writing by Lender. Lender shall have the right at any and all times, without any prior notice to any person, to enforce strict compliance with all of the provisions hereof and the other Loan Documents, notwithstanding any such prior course of dealing or forbearance.

LOAN AGREEMENT - Page 9

      8.05. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given and received when deposited in a post office or official depository of the United States Postal Service, postage prepaid, certified or registered mail, return receipt requested, addressed to the respective parties as follows:

      If to the Borrower:    Drew Scientific, Inc.
                             4230 Shilling Way
                             Dallas, Texas 75237
                             Attn: Keith Drew

      If to the Lender:      Texas Mezzanine Fund Inc.
                             351 West Jefferson Blvd., Suite 800
                             Dallas, Texas 75208
                             Attn: Theresa Lee

Each of the parties hereto shall be entitled to specify a different address by giving written notice to the other party hereto in accordance with this section.

      8.06. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

      8.07. Payment of Fees and Expenses. Borrower shall pay when due, and reimburse to Lender on demand, and indemnify Lender from, all out-of-pocket fees, costs, and expenses paid or incurred by Lender in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations or the exercise of any right or remedy of Lender, including, but not limited to (a) fees and expenses of Lender's counsel; (b) survey costs; (c) title insurance charges; (d) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (e) escrow fees; and (f) filing and recording fees. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or determination of the Loan Documents, the foreclosure of the Security Instrument or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

      8.08. Principles of Construction. In this Agreement, the singular number shall include the plural and vice versa. All pronouns shall include masculine, feminine and neuter gender, as appropriate, regardless of gender used. Titles of articles and sections are for convenience only and shall not limit the applicability of any provision.

      8.09. GOVERNING LAW AND VENUE. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. UNLESS OTHERWISE HEREIN PROVIDED, ALL PAYMENTS AND PERFORMANCES REQUIRED HEREUNDER SHALL BE PAID OR PERFORMED IN DALLAS COUNTY, TEXAS. VENUE OF ANY SUIT ARISING HEREUNDER SHALL LIE IN DALLAS COUNTY, TEXAS .

      8.10. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS CONTAINED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LOAN AGREEMENT - Page 10

EXECUTED this 20th day of November, 2003.

                                 LENDER:

                                 TEXAS MEZZANINE FUND INC.,
                                 a Texas corporation

                                 By: /s/ Theresa Lee
                                     ------------------------
                                 Name: Theresa Lee
                                 Title: Vice-President

                                 BORROWER:

                                 DREW SCIENTIFIC, INC.,
                                 a Texas corporation

                                 By: /s/ Keith Drew
                                     ------------------------
                                 Name: Keith Drew
                                 Title: President

LOAN AGREEMENT - Page 11

                                    Exhibit B
                Permitted Liens/Security Interests/Encumbrances

1. Financing Statement No. 99-156605 filed on August 3, 1999 in the Office of the Secretary of State of the State of Texas, MWI, Inc. dba Danam Electronics, as debtor, Texas Mezzanine Fund, Inc., as secured party, covering all accounts, inventory and equipment, with security interest in
      (a) export related accounts and inventory subordinated to the security interest of Bank of America, N.A., and (b) domestic accounts and inventory subordinated to the security interest of Vertex Financial Corporation pursuant to Intercreditor Agreement by and among Texas Mezzanine Fund, Inc., Bank of America, N.A. and Vertex financial Corporation dated March 7, 2002, as amended.

2. Financing Statement No. 00-520328 filed on June 12, 2000 in the Office of the Secretary of State of the State of Texas, MWI, Inc. dba Danam Electronics, as debtor, Bank of America, N.A., as secured party, covering all accounts, inventory and equipment, as amended by Financing Statements 02-00199789, 02-00210790, 02- 00277004 and 02-00302353.

3. Financing Statement No. 0002038371 filed on December 5,2000 in the Office of the Secretary of State of the State of Connecticut, MWI, Inc. , as debtor, Associates Leasing, Inc., as secured party, covering one (1) Daewoo Mynx 500.

4. Financing Statement No. 02-0024567117 filed on April 1, 2002 in the Office of the Secretary of State of the State of Texas, MWI, Inc., as debtor, Vertex Financial Corporation, as secured party, covering all domestic accounts and inventory, as amended by Financing Statement No. 03-00121476.